UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2015
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2015, PG&E Corporation and Pacific Gas and Electric Company (“Utility”) filed a Current Report on Form 8-K dated November 5, 2015 (the "Original Form 8-K") reporting the election of Jason P. Wells as Senior Vice President and Chief Financial Officer of PG&E Corporation, effective January 1, 2016. This Form 8-K/A amends the Original Form 8-K to include compensation information for Mr. Wells that was not available for inclusion in the Original Form 8-K.

On December 15, 2015, the Compensation Committee of the Board of Directors of PG&E Corporation approved an annual salary for Mr. Wells in the amount of $500,000, effective January 1, 2016. Mr. Wells also will be entitled to participate in the 2016 Short-Term Incentive Plan (“STIP”) and to receive awards under the PG&E Corporation 2014 Long-Term Incentive Plan (“LTIP”) based on the approved target amounts for his officer level. Mr. Wells’ STIP participation rate is 75% of his annual salary and the target value of his LTIP awards is $1,750,000, consistent with the approved target amounts for his officer level. The actual amount of STIP compensation that Mr. Wells and other officers will receive, if any, depends on the extent to which the specified performance and other conditions to which the awards are subject are met. The actual amounts of annual LTIP awards for Mr. Wells and other officers are expected to be approved in February 2016. The value of LTIP awards depends on (1) whether the relevant vesting and performance conditions are met and (2) the PG&E Corporation common stock price at the time vested awards are settled. Mr. Wells will be entitled to participate in other executive officer programs, including the PG&E Corporation 2012 Officer Severance Policy, as described in PG&E Corporation’s 2015 proxy statement filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: December 16, 2015	By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: December 16, 2015	By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary